Exhibit 10.52

                         AMENDMENT TO SECOND AMENDED AND
                          RESTATED NON-NEGOTIABLE NOTE

         THIS AMENDMENT TO SECOND AMENDED AND RESTATED NON-NEGOTIABLE NOTE (this "Amendment") is made and entered into as of the 16th day of June, 1997, by and between THE ANTIGUA GROUP, INC., a Nevada corporation ("Maker") and GERALD K. WHITLEY, an Arizona resident ("Payee").

         WHEREAS, Maker and Payee have entered into a Second Amended and Restated Non-Negotiable Note (the "Note") executed in connection with the Note Amendment Agreement dated July 1, 1995 and a Stock Repurchase Agreement dated January 1, 1993 (the "Stock Repurchase Agreement"), which instruments are attached collectively hereto as Exhibit "1," and

         WHEREAS, Maker and Payee desire to modify and amend the Note in certain respects and to terminate the Stock Repurchase Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Capitalized terms not defined herein shall have the meanings contained in the Note. Except as otherwise provided herein, all references to money herein refer to the lawful currency of the United States.

         2. As of the date of this Amendment, the outstanding principal balance of the Note is $250,964.25. Maker reaffirms all of its obligations under the Note, and Maker acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note.

         3. Concurrently with the Closing under and as defined in the Stock Purchase Agreement between Southhampton Enterprises Corp. ("SEC"), Southhampton Enterprises, Inc. and the shareholders of Maker (the "Stock Purchase
Agreement"), Maker will pay Payee $83,654.75 in cash or cashier's check. Additionally, following the Closing, Maker will make the following payments to
Payee:

         a.       At  the  earlier  of  July  1,  1997  or the  completion  of a registered offering of securities by SEC in which gross proceeds of at least $12 million are raised (the "Public Offering"), Maker will pay Payee $83,654.75) in cash or cashier's check, plus accrued interest as described in subparagraph "c" immediately below;

         b. At the earlier of September 1, 1997 or the Public Offering, Maker will pay Payee $83,654.75 in cash or cashier's check,
                  plus  accrued   interest  as  described  in  subparagraph  "c"
                  immediately below;
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         c.       Interest  will  continue  to  accrue  from  the  date  of this
                  Amendment at the rate of 9% per annum on the principal amounts set forth in subparagraphs "a" and "b" immediately above. Such interest will be paid monthly, on the first day of each month, on such principal amounts until the Note, as amended by this Amendment, is paid in full. All principal and interest under the Note, as amended by this Amendment, if not paid sooner as provided in this Amendment, shall be due and payable no later than September 1, 1997.

         4. Concurrently with the Closing, Payee will receive 150,600 shares of Common Stock of SEC and Warrants to purchase 75,300 additional shares of Common Stock of SEC at an exercise price of $1.35 (Canadian) per share during the first year of $1.55 per share (Canadian) during the second year (the number of shares and Warrants and the exercise price and other terms of such Warrants shall be on terms identical to those in effect for the other participants in SEC's Private Placement). In lieu of such shares and Warrants, at any time between the Closing date and the date which is 12 months thereafter, Payee shall have the right to receive up to $150,600 in cash or cashier's check, upon Payee's tender and delivery to SEC for cancellation of up to 150,600 shares and Warrants to purchase 75,300 shares of Common Stock of SEC, provided, however, that Payee shall have the right to retain such shares and Warrants not tendered pursuant to this Section. For example, if Payee tenders 75,300 shares and Warrants to purchase 37,650 shares of Common Stock of SEC, then Payee shall be entitled to retain the remaining 75,300 shares and Warrants to purchase 37,650 shares of Common Stock of SEC.

The number of shares and Warrants to be canceled shall be determined on the basis of the per share price of $1.00 and the number of Warrants received by Payee on the date hereof. For example, if, on February 1, 1998, Payee wishes to take cash of $50,000 in lieu of a portion of the 150,600 shares of common stock and Warrants to purchase 75,300 shares of Common Stock of SEC that Payee shall receive in the Private Placement, then Payee shall deliver to Maker his certificates for 150,600 shares of Common Stock and Warrants to purchase 75,300 shares of Common Stock of SEC and Maker shall promptly thereafter deliver to Payee (x) cash or a cashier's check for $50,000,(y) a new Common Stock certificate for 100,600 shares of Common Stock (150,600 shares minus 50,000 shares), and (z) a new Warrant certificate entitling Payee to purchase 50,300 shares of Common Stock (75,300 shares minus 25,000 shares) on the same terms as were formerly contained in the original Warrants.

         5. The amounts set forth in Paragraph 3 above, and the amounts which Payee may at his election receive pursuant to Paragraph 4 above, represent the entire monetary consideration owed by Maker to Payee under the Note and this Amendment.

         6. In addition to the Events of Default described in the Note, it shall also be an Event of Default under the Note and this Amendment if:

                  a. Maker shall fail for 10 calendar days after receiving notice thereof, to pay, after it becomes due, any payment required by Maker under this Amendment; or
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                  b.       Maker  transfers or disposes of all or  substantially
                           all of its assets, Maker merges, consolidates or enters into any other similar combination with any other entity and is not the surviving entity or Maker
                           liquidates,   winds-up   its  business  or  dissolves
                           itself.

Upon the occurrence of any Event of Default, Payee shall have all rights and remedies provided for by law or in equity and all other rights and remedies described in the Note or this Amendment, including, without limitation, the right to declare all sums of principal and interest due under the Note and this Amendment immediately due and payable without additional notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

         7. It shall also be an Event of Default under the Note and this Amendment if Maker becomes the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships. If that happens, all sums of principal and interest due under the Note and this Amendment shall automatically become due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

         8. This Amendment shall automatically become effective upon the Closing under the Stock Purchase Agreement. In the event such Closing does not occur, this Amendment shall be of no further force or effect. Upon such Closing, the Stock Repurchase Agreement shall be automatically terminated and shall upon such termination be of no further force or effect.

         9. Except as specifically hereby amended, the Note shall remain in full force and effect. This Amendment Shall not prejudice any rights or remedies of Payee under the Note as hereby amended.

         10. The Note and this Amendment: (a) integrate all the terms and conditions mentioned in or incidental to the Note and this Amendment; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Note and this Amendment and as the complete and exclusive statement of the terms agreed to by the parties.

         11. Maker has caused this Amendment to be executed by an officer who was duly authorized and directed to do so by a resolution of the Board of Directors of Maker which was duly authorized and adopted by (i) the requisite number of members of the Board of Directors at a meeting that was duly called, notice and held, or (ii) a unanimous consent in writing executed by each of the members of the Board of Directors.

         DATED on the 16th day of June, 1997.

         THE ANTIGUA GROUP, INC.
                                                          /s/ Gerald K. Whitley
                                                          Gerald K. Whitley


         By /s/ L. Steven Haynes

         Its Chief Executive Officer


AGREED TO AND ACCEPTED
on the ____ day of June, 1997:

SOUTHHAMPTON ENTERPRISES CORP.

By  /s/ L. Steven Haynes

Its Chief Executive Officer